UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)    October 11, 2006

Winnebago Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-06403	42-0802678
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

P.O. Box 152, Forest City, Iowa		50436
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code    641-585-3535

___________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

The Human Resources Committee of the Board of Directors of Winnebago Industries, Inc. (“Winnebago Industries” or the “Company”) recommended, and on October 11, 2006 the full Board of Directors approved, an increase in the base salary of each of Mr. Bruce D. Hertzke, Chairman and Chief Executive Officer, and Ms. Sarah N. Nielsen, Vice President and Chief Financial Officer, such that effective January 1, 2007, Mr. Hertzke’s annual base salary will increase to $541,942 from $523,615 and, effective November 13, 2006, Ms. Nielsen’s annual base salary will increase to $220,000 from $210,000.

Winnebago Industries from time to time makes awards to its directors and employees pursuant to the shareholder approved Winnebago Industries, Inc. 2004 Incentive Compensation Plan (the “Plan”). Winnebago Industries filed a copy of the Plan with the Securities and Exchange Commission as Appendix B to Winnebago Industries’ Proxy Statement filed on November 21, 2003. In addition, on October 11, 2005, the Human Resources Committee of the Board of Directors of Winnebago Industries recommended, and the full Board of Directors of Winnebago Industries approved, an amendment to the Plan to reduce the minimum restriction period from three years to one year for non-performance based stock awards and certain other administrative, non-material amendments to the Plan.

The Human Resources Committee of the Board of Directors of Winnebago Industries recommended the award of, and on October 11, 2006 the full Board of Directors of Winnebago Industries approved the award of, restricted stock grants of shares of Winnebago Industries’ Common Stock under the Plan to the following named executive officers, in the following amounts. The restricted stock grants vest in annual increments of one-third commencing October 11, 2007, subject to full vesting if the named executive officer has five years of service with Winnebago Industries and retires at age 55 or older, or upon a change of control, as defined in the Plan.

Bruce D. Hertzke (Chairman of the Board and Chief Executive Officer) – 15,000 shares

Edwin F. Barker (President) – 7,500 shares

Robert J. Olson (Senior Vice President, Operations) – 6,000 shares

Raymond M. Beebe (Vice President, General Counsel and Secretary) – 4,000 shares

Sarah N. Nielsen (Vice President, Chief Financial Officer) – 4,000 shares

William J. O’Leary (Vice President, Product Development) – 4,000 shares

The form of the Restricted Stock Grant Award Agreement under the Plan used in connection with the foregoing awards is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The Company’s officers including the CEO are eligible for quarterly incentive awards under the Company’s Officers Incentive Compensation Plan Fiscal Period 2007 (the “Officers Incentive Compensation Plan”). Under the Officers Incentive Compensation Plan, the incentive awards are based upon financial performance of the Company, as established by the Board of Directors.

The Officers Incentive Compensation Plan is an annual program that provides for quarterly cumulative measurements of financial performance and an opportunity for quarterly incentive payments based on financial results measured against performance objectives set by the Human Resources Committee and approved by the Board of Directors.

On October 11, 2006, the Human Resources Committee recommended, and the full Board of Directors approved, that the Officers Incentive Compensation Plan utilize the same plan format that had been used in prior years, but that the manner of calculating the financial targets for the officers be changed such that the financial performance measurement for the Plan is weighted 75% to earnings per share (“EPS”) and 25% of Return on Invested Capital (“ROIC”). The first portion of the target bonus is based solely on ROIC to a maximum of 50% of the aggregate maximum 200% target bonus achievable at an ROIC of 22%. Financial performance of less than 16.5% ROIC results in no bonus attributable to ROIC. In fiscal 2006, the Company achieved ROIC of 24.9% and, in surveying a group of 70 companies with the same SIC code, the Human Resources Committee found an average ROIC of 16.5% at such companies based on each such companies’ last reported fiscal year.

Additionally, the 100% target bonus payout for the EPS portion of the payment was set to be the same as the actual EPS for the prior fiscal year, the 200% target bonus payout (maximum) was set at 10% above the best EPS in the Company’s history, payout under the EPS portion of the Officers Compensation Plan would begin only after EPS for the year reached 75% of the prior years EPS and an appropriate target bonus matrix was developed for 75%–100%–200% based upon EPS. Financial performance of less than 75% of the target for the EPS portion of the bonus results in no bonus attributable to EPS and the maximum bonus of 200% of the target will be paid at attainment of approximately 157% of the target.

Under the Officers Incentive Compensation Plan, the amount of the participants’ incentive compensation for the quarter shall be in direct proportion to the Company’s financial performance expressed as a percentage (Financial Factor) against compensation targets (Target) for each participant as determined by the Board of Directors prior to the commencement of the fiscal year.

The Officers Incentive Compensation Plan provides for a bonus (Target) of 60% of base salary (comprised of 2/3 cash and 1/3 stock (or in cash at the participant’s election)) at 100% achievement of each of the financial objectives of ROIC and EPS for participating officers, except the CEO. The Officers Incentive Compensation Plan provides for a bonus (Target) of 105% of base salary (comprised of 2/3 cash and 1/3 stock (or in cash at the participant’s election)) at 100% achievement of each of the financial objectives of ROIC and EPS for the CEO. Fifty percent (50%) of the quarterly calculated incentive is paid within 45 days after the close of each quarter. The remaining fifty percent (50%) of the quarterly calculated incentive is held back and carried forward into the next quarter on a cumulative basis. At the end of the fourth fiscal quarter (fiscal year end), a final year-end accounting is made prior to the payment of any remaining incentive holdback for the year. Fifty percent (50%) of a participant’s cash incentive compensation earned for the year, as described above, is matched annually (in the form of restricted stock or cash, as elected by the participant). The Target bonus is inclusive of this matched incentive compensation. The annual supplementary cash payment is paid as soon as practical after the final fiscal year-end compensation accounting and payment of any remaining incentive compensation holdback for the fiscal year.

The Committee reserves the right to modify the Financial Factor used in determining the incentive compensation by plus or minus 20% based upon strategic organizational priorities. Strategic performance is measured only at the end of the fiscal year. Strategic measurements may focus on one or more of the following strategic factors, but are not limited to those stated:

• Revenue Growth	• Customer Satisfaction
• Market Share	• Inventory Management
• Product Quality	• Technical Innovation
• Product Introductions	• Ethical Business Practices

For purposes of the Officers Incentive Compensation Plan, the Board determined that industry performance, market share, product quality and planning (both strategic and succession) would be the strategic factors used in determining this compensation.

On October 11, 2005, the Human Resources Committee recommended, and the full Board of Directors approved, an administrative, non-material amendment to the Winnebago Industries, Inc., Directors’ Deferred Compensation Plan (the “Directors’ Plan”) to align the definition of “Change of Control” in the Directors’ Plan to the definition of corresponding terms in Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.

Item 9.01    Financial Statements and Exhibits.

      (d)    Exhibits

Exhibit Number	Description

99.1	Form of Restricted Stock Grant Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2006	WINNEBAGO INDUSTRIES, INC.

By: /s/ Bruce D. Hertzke
Name: Bruce D. Hertzke
Title: Chief Executive Officer